UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 9, 2015

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2015 Meritage Homes Corporation (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), which amends that certain Amended and Restated Credit Agreement, dated as of June 13, 2014 (the “Credit Agreement”), among the Company, the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Among other things, the First Amendment revises the pricing in favor of the Company, extends the maturity date of the facility from June 2018 to July 9, 2019, and amends the accordion feature to permit the size of the facility to be increased in the future from $500 million up to $600 million (dependent upon Company needs and available bank commitments).

The Credit Agreement’s financial covenants were not modified in connection with the First Amendment. As of June 30, 2015 no borrowings were outstanding under the Credit Agreement, while the Company had outstanding letters of credit totaling $17.6 million, leaving $482.4 million available under the Credit Agreement to be drawn.

The foregoing description is qualified in its entirety by reference to First Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	First Amendment to Amended and Restated Credit Agreement re Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015

MERITAGE HOMES CORPORATION

/s/    LARRY W. SEAY
By:    Larry W. Seay
Executive Vice President and Chief Financial Officer